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                                                                   EXHIBIT 10.13

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

      This AMENDED AND RESTATED SECURITY AGREEMENT ("Security Agreement") is made as of this 26th day of January, 2004 by and among N.P. Premium Finance Company, a Michigan corporation, and such other persons or entities which from time to time become parties hereto (collectively, the "Debtors" and individually each a "Debtor") and Comerica Bank, a Michigan banking corporation, as Agent for and on behalf of the Banks (as defined below) ("Secured Party").

                                    RECITALS

      A. WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of January 26, 2004 (as amended or otherwise modified from time to time, the "Credit Agreement"), among North Pointe Holdings Corporation ("Borrower"), each of the financial institutions party thereto (collectively, the "Banks") and Secured Party, as Agent for the Banks, the Banks have agreed, subject to the satisfaction of certain terms and conditions, to make Advances to Borrower and the Term Loans (as such terms are defined in the Credit Agreement), as provided therein; and

      B. WHEREAS, each of the Debtors has executed and delivered a guaranty (as amended or otherwise modified from time to time, the "Guaranty") of the obligations of the Borrower under the Credit Agreement; and

      C. WHEREAS, the obligations of the Borrower under the Credit Agreement and the obligations of each other Debtor under the their respective guaranties are to be secured pursuant to this Agreement.

      D. WHEREAS, N.P. Premium Finance Company executed and delivered to Agent a Security Agreement dated July ____, 2003 ("Existing Security Agreement") and Agent and N.P. Premium Finance Company desire to amend and restate the Existing Security Agreement in its entirety and to add North Pointe Financial Services, Inc. as a Debtor.

      NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree that the Existing Security Agreement is amended and restated as follows:

      I. Creation of Security Interest

      As security for the Indebtedness (hereinafter defined), each Debtor hereby pledges and grants to Secured Party, as Agent for and on behalf of Banks, a security interest in the following described property of Debtor (the "Collateral"):

            (a) all inventory, goods (including returned or repossessed goods and all goods the sale of which gives rise to accounts receivable, contract rights, chattel paper,

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      general intangibles or instruments), merchandise and other personal property, in each case (i) whether now owned or hereafter produced, manufactured or acquired by such Debtor which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such Debtor's business, and (ii) wherever located;

            (b) all accounts; accounts receivable; contract rights; general intangibles; chattel paper and instruments (including without limitation instruments evidencing any obligation to such Debtor for payment for goods sold or leased or services rendered or otherwise); deposit accounts; documents; rights to payment evidenced by chattel paper, documents or instruments; letters of credit; letter of credit rights; supporting obligations; and the rights to payment for money or funds advanced or sold together with all payments thereon or thereunder; tax refunds; goodwill; licenses, permits and privileges; customer lists; rights of indemnification;

            (c) all machinery, equipment, furniture and other tangible personal property and fixtures of such Debtor, together with all accessions, additions, accessories, parts and equipment now or hereafter affixed thereto or used in connection therewith;

            (d) all patents, trademarks, copyrights and other intellectual property and proprietary rights;

            (e) all investment property of such Debtor; and

            (f) the balance from time to time in all bank and depository accounts of such Debtor and all amounts in any lockbox or in any collateral account, including all funds on deposit therein, all investments arising out of such funds, all claims thereunder or in connection therewith, and all cash, instruments, securities, rights and other property at any time and from time to time received, receivable, or otherwise distributed in respect of such accounts, such funds or such investments;

            (g) all Software (for purposes of this Agreement, "Software" consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded);

whether any such property is now owned or hereafter acquired or existing by such Debtor, and all records (including computer software) pertaining to the foregoing, and all substitutions for, all proceeds and all products of the foregoing, including insurance proceeds, to the fullest extent permitted by law, subject in each case only to the Permitted Encumbrances. The pledge and grant of a security interest in proceeds hereunder shall not be deemed to give such Debtor any right to dispose of any of the Collateral, except in accordance with the terms of the Credit Agreement.

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      II. Debtors' Obligations.

      A. Payment of Secured Indebtedness. The security interest created herein by each Debtor is given as security for the discharge and performance of the following obligations: all of such Debtor's and the Borrower's obligations contained in or arising under or in connection with the Credit Agreement, any Note, the Guaranty, any Interest Rate Protection Agreements, any other Loan Document or any other document or instrument executed in connection therewith, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due to become due, together with interest thereon; and also as security for all other indebtedness and liabilities, whether direct, indirect, absolute or contingent, owing by such Debtor or the Borrower to the Banks in any manner and at any time, whether due or hereafter to become due, now owing or that may hereafter be incurred by such Debtor or the Borrower to or acquired by the Banks, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the "Indebtedness").

      B. Protection of Collateral. Each Debtor shall take any and all reasonable steps required to protect the Collateral, and in pursuance thereof, each such Debtor agrees that:

            (1) The Collateral will not be misused, wasted or allowed to deteriorate, except for the ordinary wear and tear of its intended primary use or to the extent no longer useful or necessary to such Debtor's business, and will at all times be maintained in accordance with the applicable terms of the Credit Agreement.

            (2) The Collateral described in Section I.(a) and (c) will be insured with insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as prudent business judgment and then current practice would dictate for companies or professional enterprises engaged in the same or a similar business and owning and operating similar properties. In the case of all such insurance policies, each such Debtor shall designate the Secured Party, on behalf of Banks, as mortgagee and loss payee and such policies shall provide that any loss be payable to each such Debtor and Secured Party, on behalf of Banks, as mortgagee and loss payee, as their respective interests may appear. Further, upon the request of the Secured Party acting at the request of the Banks, each such Debtor shall deliver copies of all said policies, including all endorsements thereon and those required hereunder, to Secured Party; and each such Debtor assigns to Secured Party, on behalf of Banks, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral, subject to clause (i) of this subsection II.B.(2). All such insurance shall, by its terms, provide that no cancellation, lapse (including without limitation any lapse for non-payment of premiums) or material change in coverage shall become effective until thirty
(30) days after receipt by Secured Party of written notice from the applicable carrier. Each Debtor further shall provide Secured Party upon request with evidence reasonably satisfactory to Secured Party that each such Debtor is at all times in compliance with this paragraph. During the continuance of an Event of Default, Secured Party may act as each such Debtor's attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon default in this covenant, Secured Party may procure such insurance and its costs therefor shall be charged to Borrower, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the

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Indebtedness secured hereby. The disposition of proceeds of any insurance on the
Collateral ("Insurance Proceeds") shall be governed by the following:

                  (i) provided that no Event of Default has occurred and is continuing hereunder, (a) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed Twenty Five Thousand Dollars ($25,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby; and (b) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds Twenty Five Thousand Dollars ($25,000), such Insurance Proceeds shall be paid to and received by Secured Party, for release to such Debtor for the replacement of the Collateral affected thereby or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Majority Banks, in their reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (B), that the Secured Party and Majority Banks may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

                  (ii) if an Event of Default has occurred or is continuing hereunder, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Secured Party, to be applied by the Secured Party against the Indebtedness and/or to be held by the Secured Party as cash collateral for the Indebtedness, as the Majority Banks may direct in their sole discretion and/or for replacement of the Collateral affected thereby, as the Majority Banks may direct in their sole discretion.

            (3) The Collateral is located in the premises set forth on Schedule I, and will not be moved to premises other than those set forth on Schedule I, and such other locations with respect to which each such Debtor shall have executed and delivered to Secured Party all financing statements and other documents and instruments necessary to perfect or continue the perfection of the Secured Party's security interest in the Collateral. Subject to the applicable terms of the Credit Agreement, upon request therefor by the Secured Party, each such Debtor will inform the Secured Party in writing of the whereabouts of the Collateral and Debtor will promptly arrange for any inspections requested by the Secured Party, on behalf of Banks pursuant to the terms of the Credit Agreement;

            (4) Each such Debtor shall comply with all applicable laws, rules, ordinances, regulations and orders of any governmental authority, whether federal, state, local or foreign in effect from time to time with respect to the Collateral, to the full extent required under the Credit Agreement.

            (5) Secured Party, on behalf of the Banks, may, subject to the applicable terms of the Credit Agreement, examine and inspect the Collateral at any time wherever located.

      C. Protection of Security Interest. Each Debtor agrees that:

            (1) Except as permitted by the Credit Agreement, it will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so (other

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than the sale or lease of inventory in the ordinary course of business or as otherwise permitted by the Credit Agreement) without the prior written consent of Secured Party, given at the written direction or with the written approval of the requisite Banks, and will not create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of the Collateral (or any interest therein or portion thereof), other than in favor of Secured Party, on behalf of the Banks and liens permitted under the Credit Agreement.

            (2) It will, to the full extent required under the Credit Agreement, pay all taxes including, without limitation, any maintenance fees payable on any registered patents and any fees in connection with any required filings in connection with any pending or registered trademarks, assessments, governmental charges and levies upon the Collateral or for its use or operation.

            (3) It will sign and execute alone or with Secured Party any financing statement or other document (including without limitation, filings required in connection with any pending or registered trademark) or procure any documents and pay all connected costs, necessary to protect the security interest under this Security Agreement against the rights or interests of third persons.

            (4) It will reimburse Secured Party for all reasonable costs, including reasonable attorneys' fees, incurred for any action taken by Secured Party to remedy an Event of Default of Debtor which Secured Party elects to remedy pursuant to its rights under Paragraph IV hereof.

            (5) It will,

                  (i) subject to Section 6.5 of the Credit Agreement, allow Secured Party, or any Bank, to examine, audit and inspect such Debtor's books, accounts, and other records relating to the Collateral wherever located at all reasonable times during normal business hours, upon oral or written request of Secured Party, and to make and take way copies of any and all such books, accounts, records and ledgers;

                  (ii) punctually and properly perform all of its covenants and duties under any other security agreement, mortgage, collateral document, pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Indebtedness, or any part thereof;

                  (iii) perform its obligations under and comply with the terms and provisions of the Credit Agreement and the other Loan Documents to which it is or may become a party;

                  (iv) keep, at the addresses designated on Schedule II and such additional addresses as may be provided from time to time for its records, all records concerning the Collateral, which records will be of such character as will enable Secured Party or its designees to determine at any time the status of the Collateral;

                  (v) give Secured Party not less than 30 days prior written notice of all contemplated changes in such Debtor's name, legal structure, location, jurisdiction of

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      formation, or chief executive office, or in the location of the Collateral or such Debtor's records concerning same and, prior to making any such changes, file or cause to be filed all financing statements or amendments or other documents or instruments determined by Secured Party to be necessary or appropriate to establish and maintain a valid first priority security interest in all the Collateral in accordance with the terms hereof;

                  (vi) promptly furnish Secured Party with any information in writing which Secured Party may reasonably request concerning the Collateral;

                  (vii) to the extent required under the Credit Agreement, promptly notify Secured Party of any material claim, action or proceeding affecting the Collateral and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Secured Party, appear in and defend, at such Debtor's expense, any such action or proceeding;

                  (viii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Secured Party pursuant to and in accordance with the Credit Agreement in protecting and maintaining the Collateral or its rights hereunder, or in connection with any audit or inspection of the Collateral pursuant to the terms hereof, and in enforcing the security interest created herein;

                  (ix) allow Secured Party, upon and so long as there exists any Default or Event of Default, to correspond with its account debtors to confirm its accounts receivable and Obligors under any contracts;

                  (x) take such actions as Secured Party, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the UCC) over any Collateral of such nature that perfection of Secured Party's security interest may be established by control.

            (6) With respect to any Collateral of a kind requiring an additional security agreement, financing statement, or other writing to perfect a security interest therein in favor of Security Party, on behalf of Banks, such Debtor will forthwith upon demand by Secured Party execute and deliver to Secured Party on behalf of Banks, whatever documentation the Secured Party or the requisite Banks shall reasonably deem necessary or proper for such purpose. Should any covenant, duty or agreement of such Debtor fail to be performed in accordance with its terms hereunder resulting in an Event of Default, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of such Debtor, and any amount expended by Secured Party in such performance or attempted performance shall become part of the Indebtedness, and, at the request of Secured Party, such Debtor agrees to pay such amount to Secured Party upon demand at Secured Party's office in Detroit, Michigan together with interest thereon at the highest rate at which interest accrues on amounts after the same become due pursuant to the terms of the Credit Agreement, from the date of such expenditure by Secured Party until paid. With respect to any Collateral (other than goods) in which such Debtor acquires any rights subsequent to the date hereof and which, under applicable law, a security interest is or can be perfected by possession, upon request of the Secured Party or

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the Majority Banks, such Debtor agrees to deliver possession of such Collateral to Secured Party immediately upon its acquisition of rights therein.

            (7) It will hold the proceeds of any of the Collateral (including accounts receivable and contracts) which is sold other than in the ordinary course of such Debtor's business (or otherwise as permitted under the Credit Agreement or this Agreement, subject to the terms thereof) in trust for Secured Party on behalf of the Banks, will not commingle said proceeds with any other funds, and, after and during the continuance of an Event of Default, will deliver such proceeds to Secured Party immediately upon its request.

            (8) It will not, except as permitted under the Credit Agreement, grant any rebate, refund, allowance or credit on any account receivable, or on any amounts due under any accounts receivable, other than in the ordinary course of business, without Secured Party's prior written consent.

            (9) If Secured Party, acting in its sole discretion, redelivers any Collateral to such Debtor or such Debtor's designee for the purpose of (i) the ultimate sale or exchange thereof, or (ii)presentation, collection, renewal, or registration of transfer thereof, or (iii) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing therewith preliminary to sale or exchange; such redelivery shall not constitute a release of Secured Party's security interest therein or in the proceeds thereof unless Secured Party, with the consent of the Banks, specifically so agrees in writing. If such Debtor requests any such redelivery, such Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Secured Party.

            (10) Subject to the applicable terms of the Credit Agreement, Debtor shall at the direction of the Secured Party take any and all other steps reasonably required under applicable law to perfect the lien and security interest established hereby in favor of Secured Party, on behalf of the Banks, including without limitation the execution, delivery and/or performance of appropriate acknowledgments, governmental acknowledgments, registrations or approvals, financing statements and other documents and instruments, and the registration, recording and/or filing of such instruments with such Persons and in such jurisdictions as necessary to perfect the security interest and lien established hereby.

            (11) Secured Party or any agent of Secured Party may execute and file in the name of and on behalf of such Debtor all financing statements or other filings deemed necessary or desirable by Secured Party to evidence, perfect or continue Secured Party's security interests in the Collateral.

            (12) Secured Party may take such actions in its own name or in such Debtor's names as Secured Party, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the UCC) over any Collateral of such nature that perfection of Secured Party's security interest may be established by control.

            (13) It will take any and all actions required or reasonably requested by the Secured Party, from time to time, to (i) cause the Secured Party to obtain exclusive control of any investment property owned by such Debtor in a manner reasonably acceptable to the Secured

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Party and (ii) obtain from any issuers of investment property and such other
Persons, for the benefit of the Secured Party, written confirmation of the Secured Party's control over such investment property. For purposes of this Section C(13), the Secured Party shall have exclusive control of investment property if (i) such investment property consists of certificated securities and a Debtor delivers such certificated securities to the Secured Party (with appropriate endorsements if such certificated securities are in registered form); (ii) such investment property consists of uncertificated securities and either (x) a Debtor causes the issuer to register the Debtor's pledge of the investment property on the issuer's books and records or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to the Secured Party, that it will comply with instructions originated by the Secured Party without further consent by such Debtor; and (iii) such investment property consists of security entitlements either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Secured Party, that it will comply with entitlement orders originated by the Secured Party without further consent by any Debtor.

      III. Collection of Proceeds - Remittance Basis.

            (a) At any time upon the request of Secured Party, each Debtor shall at its sole expense maintain until the Agent acting in its sole discretion shall notify Debtors that the Indebtedness is no longer required to be on a Remittance Basis a United States post office lock box (the "Lock Box"), to which Secured Party shall have exclusive access, and to which Debtors shall have no access. Each Debtor expressly authorizes Secured Party, from time to time, to remove all contents from the Lock Box, for disposition in accordance with this Agreement. Each Debtor agrees to notify all account debtors and other parties obligated to it that all payments made on any account, invoice or other Collateral (other than payments by electronic funds) shall be remitted, for the credit of such Debtor, to the Lock Box, and each such Debtor shall include a like statement on all invoices. Payments made by electronic funds transfer shall be made directly to the Cash Collateral Account (defined below), and each such Debtor shall so instruct its account debtors and other parties obligated to it. Each Debtor shall execute all documents, authorizations and other agreements necessary to establish the Lock Box, and Secured Party's exclusive access thereto.

            (b) Any and all cash, checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral shall forthwith, upon receipt, be transmitted and delivered to Secured Party (properly endorsed, where required, so that such items may be collected by Secured Party). Any such items received by a Debtor shall not be commingled with any other of such Debtor's funds or property, but will be held separate and apart from such Debtor's own funds or property, and upon express trust for the benefit of Secured Party and the Banks until delivery is made to Secured Party.

            (c) All items or amounts which are remitted to the Lock Box or otherwise delivered by or for the benefit of a Debtor to Secured Party on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at Secured Party' s option, (i) be applied when received first to the payment of the

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      Revolving Credit Advances and then the other Indebtedness, whether then due or not, or (ii) shall be deposited to the credit of a non-interest bearing deposit account in the name Comerica Bank, as Secured Party, for the benefit of the applicable Debtor (the "Cash Collateral Account") to be established by each Debtor with Secured Party pursuant to this paragraph, as security for payment of the Indebtedness, provided, however, prior to the occurrence of an Event of Default, collected funds in the Cash Collateral Account shall be applied to the payment of the Indebtedness each Business Day unless no Prime-based Advances of the Revolving Credit are then outstanding in which case such funds shall be held in the Cash Collateral Account until they can be applied to Prime-based Advances of the Revolving Credit or, at the option of Debtor, deposited to an interest bearing account maintained in the name of Debtor with Agent. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to Secured Party a first security interest in and lien on all funds on deposit in such account. To the extent collected funds remain at any time on deposit in the Cash Collateral Account after payment and discharge in full of the Indebtedness, Secured Party shall release such surplus collected funds to Debtor. Each Debtor hereby irrevocably authorizes and directs Secured Party to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., "paid in full", "balance of account", or other restriction.

            (d) Each Debtor agrees that neither Secured Party nor any Bank shall be liable for any loss or damage which Debtor suffer or may suffer as a result of Secured Party's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other fights or remedies hereunder, except for direct damages which arise from Secured Party's or any Bank's gross negligence or willful misconduct. Each Debtor further agrees to indemnity and hold Secured Party and the Banks harmless from and against all such third party claims, demands or actions, including without limitation litigation costs and reasonable attorney fees, except with respect to such claims, demands and actions which arise from Secured Party's or any Bank's gross negligence or willful misconduct.

      IV. Default

      The terms "Default" and "Event of Default", as used herein, shall mean the occurrence and continuance of a Default or an Event of Default, as the case may be, under the Credit Agreement.

      V. Secured Party's Rights and Remedies.

      In addition to its rights and remedies under the Credit Agreement and the other Loan Documents, and under applicable law, Secured Party shall have available to it the following rights and remedies upon occurrence and during the continuance of an Event of Default:

      A. Right to Discharge Debtor's Obligations. Secured Party may, with the approval of the Majority Banks, discharge taxes, liens or security interests or other encumbrances at any time

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levied or placed on the Collateral in violation of the terms hereof, whether senior or junior to the security interest herein granted, may remedy or cure any default of a Debtor under the terms of any lease, rental agreement, land contract or other document which in any way pertains to or affects such Debtor's title to or interest in any of the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, unless such Debtor is contesting in good faith such obligations, and such Debtor agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, with interest, which payments and expenses shall be secured by the Collateral.

      B. Remedies and Enforcement. Secured Party shall have and may exercise, at the direction or with the approval of the Majority Banks, any and all rights of enforcement and remedies afforded to a secured party under the UCC or other applicable uniform commercial code (or other applicable law), to the full extent permitted by applicable law, on the date of this Security Agreement or the date of such Debtor's default, together with any and all other rights and remedies otherwise provided and available to Secured Party by applicable law unless such application would result in the invalidity or unenforceability of any provision hereof, in which case the law of the state in which any of the Collateral is located shall apply to the extent necessary to render such provision valid and enforceable; and, in conjunction with, in addition to, or substitution for those rights, Secured Party may, at the direction or with the approval of the Majority Banks, or with respect to subparagraph (3) below), all of the Banks:

            (1) Enter upon such Debtor's premises to take possession of, assemble, collect and/or dispose of the Collateral and, if Secured Party elects to do, to apply any of the Collateral against any of the Indebtedness secured hereby;

            (2) Require such Debtor to assemble the Collateral and make it available at a place Secured Party designates to allow Secured Party to take possession or dispose of the Collateral;

            (3) Waive any default, or remedy any default, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;

            (4) Without any notice to any Debtor, notify any parties obligated on any of the Collateral to make payment to the Secured Party, on behalf of the Banks, of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) the indebtedness thereunder or evidenced thereby. Upon request of the Secured Party, each Debtor will, at its own expense, notify any parties obligated to such Debtor on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder, and indicate on all billings to such account debtors that their accounts must be paid to or as directed by Secured Party. Each Debtor agrees that neither Secured Party nor the Banks shall be liable for any loss or damage which such Debtor suffers or may suffer as a result of Secured Party's processing of items or its exercise of any other rights or remedies under this Security Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party not related to or affiliated with such Debtor arising out of or

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in connection with the processing of items (excluding only the claims of such third parties in connection with the processing of items based solely upon the gross negligence or willful misconduct of Secured Party) or the exercise of any other rights or remedies hereunder. Each Debtor further agrees to indemnify and hold Secured Party and the Banks harmless from and against all such third party claims, demands or actions, including without limitation litigation costs and reasonable attorneys' fees, excepting only those claims, demands and actions arising solely as a result of the gross negligence or willful misconduct of Secured Party or any of the Banks;

            (5) Appoint any officer or agent of Secured Party as a Debtor's true and lawful proxy and attorney-in-fact, with power, upon the occurrence and during the continuance of any Event of Default; to endorse such Debtor's name or any of its officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Secured Party in full or part payment of any amounts owing to the Banks; to sign and endorse the name of such Debtor and/or any of its officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and any instrument or document relating thereto or to such Debtor's rights therein; to execute on behalf of such Debtor any financing statements, amendments, subordinations or other filings pursuant to the Credit Agreement, this Security Agreement or the other Loan Documents; each Debtor hereby granting unto Secured Party on behalf of the Banks upon the occurrence and during the continuance of an Event of Default, as the proxy and attorney-in-fact of such Debtor, full power to do any and all things necessary to be done in and about the premises as fully and effectually as such Debtor might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the entire term of the Credit Agreement, the Notes and all transactions thereunder and thereafter as long as any Indebtedness or any of the commitments to lend (whether optional or obligatory) remain outstanding. The Secured Party shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof on behalf of the Banks in its own name or in the name of such Debtor.

      C. Right of Sale.

            (1) Each Debtor agrees that upon the occurrence and continuance of an Event of Default, Secured Party may, at its option, sell and dispose of the Collateral at public or private sale without any previous demand of performance. Each Debtor agrees that notice of such sale sent to such Debtor's address, as set forth on the signature pages attached hereto, by certified or registered mail sent at least five (5) Business Days prior to such sale, shall constitute reasonable notice of sale. The foregoing shall not require notice if none is necessary under applicable law. The proceeds of sale shall be applied in the following order:

                  (i) to all reasonable costs and charges incurred by Secured Party in the taking and causing the removal and sale of said property, including such reasonable attorneys' fees as shall have been incurred by Secured Party;

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

                  (ii) to the Indebtedness, including without limitation all accrued interest thereon, premiums and make whole amounts, if any, in the order set forth in the Credit Agreement; and

                  (iii) any surplus of such proceeds remaining shall be paid to such Debtor, or to such other party who shall lawfully be entitled thereto.

      Each Debtor agrees that Secured Party shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Secured Party agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Secured Party may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Secured Party may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank.

            (2) At any sale or sales made pursuant to this Security Agreement or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of the Secured Party or its assigns. Such sale may be public or private with notice as required by the Uniform Commercial Code as then in effect in the state in which the Collateral is located, and the Collateral need not be present at the time or place of sale. At any such sale, the Secured Party may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by the Secured Party or its attorneys, agents, or assigns. At any sale or other disposition of Collateral pursuant to this Agreement, Bank disclaims all warranties which would otherwise be given under the UCC, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

(3) The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9-615 (f) of the UCC: (a) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys' fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such

Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9-615(f).

      D. Miscellaneous. Secured Party shall have the right at all times to enforce the provisions of this Security Agreement, on behalf of Banks, in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party or any of the Banks in refraining from so doing at any time or times. The failure of Secured Party or any of the Banks at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Security Agreement or as having in any way or manner modified the same. All rights and remedies of Secured Party and Banks hereunder shall be cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

      VI. Representations, Warranties and Covenants of Debtors.

      Each Debtor represents and warrants, and, after the date hereof, covenants so long as any of the Credit Agreement, the Notes or Letter of Credit Agreements remain in effect other than with respect to contingent indemnification obligations to the extent no claim has been asserted, that:

      A. Such Debtor is a registered organization under the laws of one of the states comprising the United States and such Debtor is located (as determined under the UCC) in the state under the laws of which it was organized, which is set forth in Schedule II hereto;

      B. Each other location where Debtor maintains a place of business is set forth on Schedule III;

      C. No financing statement covering the Collateral, or any part thereof, has been or will be filed with any filing officer, except as permitted under the Credit Agreement. No person, other than Secured Party, has possession or control (as defined in the UCC) of any Collateral of such nature that perfection of a security interest may be accomplished by control.

      D. No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been or will be made and no security interest, other than the one created hereby or pursuant to security agreements and pledges previously made in favor of Secured Party on behalf of the Banks, has or will be attached or has been or will be perfected in the Collateral or in any part thereof, except as permitted under the Credit Agreement.

      E. No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral (excluding accounts, accounts receivable and rights to payment for services rendered), except as permitted under the Credit Agreement.

      F. At the time Secured Party's security interest attaches to any of the Collateral or its proceeds, such Debtor will be the lawful owner thereof with the right to transfer any interest therein, such Collateral is free and clear of all liens other than the one created hereby or permitted by the Credit Agreement and that such Debtor will make such further assurances to prove its title to the Collateral as may be reasonably required, will keep such Collateral free and clear of all liens other than the one created hereby and liens permitted by the Credit Agreement, and will take such action to defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever. The delivery at any time by such Debtor to Secured Party of Collateral, or financing statements covering any Collateral shall constitute a representation and warranty by such Debtor under this Security Agreement that, with respect to such Collateral, and each item thereof, such Debtor is owner of the Collateral and the matters heretofore warranted in this paragraph are true and correct in all material respects.

      G. The representations and warranties contained in any of the Credit Agreement and the Guaranty are incorporated by reference herein and are all made as of the date hereof.

      VII. Mutual Agreements.

      Each Debtor and Secured Party mutually agree as follows:

      A. "Debtor" and "Secured Party" as used in this Security Agreement include the successors and permitted assigns of those parties.

      B. To the extent permitted by applicable law, except as otherwise provided herein, the law governing this Security Agreement shall be that of the State of Michigan.

      C. This Security Agreement includes all amendments and supplements hereto and all assignments hereof, provided, that such Debtor and Secured Party shall not be bound by any amendment hereto unless such amendment is expressed in a writing executed by each of them.

      D. All capitalized or other terms not specifically defined herein are used as defined in the Credit Agreement. To the extent not inconsistent therewith, all such terms shall also be conformity with the UCC or other applicable Uniform Commercial Code.

      E. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and Secured Party's security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect (other than to the extent in effect only with respect to contingent indemnification obligations with respect to which no claim has been asserted) and until all of the Indebtedness is repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement or any of the Notes remains outstanding.

      F. THE PARTIES HERETO ACKNOWLEDGE THAT THIS SECURITY AGREEMENT IS SUBJECT TO THE MUTUAL WAIVER OF JURY TRIAL CONTAINED IN THE APPLICABLE PROVISIONS OF THE CREDIT AGREEMENT AND THE GUARANTY, AS APPLICABLE.

      G. Each of the Debtors hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Security Agreement and hereby irrevocably

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

agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Each Debtor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to such Debtor at its address specified in
Schedule II hereto or by certified mail directed to such address. Nothing in this paragraph shall affect the right of the Banks and the Secured Party to serve process in any other manner permitted by law or limit the right of the Banks or the Secured Party (or any of them) to bring any such action or proceeding against any of the Debtors or any of its or their property in the courts of any other jurisdiction. Each of the Debtors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

      IN WITNESS WHEREOF, each of the undersigned Debtors and Secured Party have executed this Security Agreement as of the day and year first above written.

                                       DEBTORS:

                                       N.P. PREMIUM FINANCE COMPANY

                                       By: /s/ James G. Petcoff
                                           -------------------------------------

                                       Its: President

                                       NORTH POINTE FINANCIAL SERVICES, INC.

                                       By: /s/ B. Matthew Petcoff
                                           -------------------------------------

                                       Its: ____________________________________

ACCEPTED BY SECURED PARTY:

COMERICA BANK, as Agent for the Banks

By: /s/ Andrew Roy
    ---------------------------------
           Andrew W. Roy
Its:       Vice President

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                                   Schedule I

                             Location of Collateral

Each Debtor's assets are located at 28819 Franklin Road, Southfield, Michigan 48034

                                   Schedule II

                      Each Debtor's chief executive office,
                    principal place of business and location
                                 of organization

Each Debtor`s chief executive office and principal place of business is located at 28819 Franklin Road, Southfield, Michigan 48034

                                  Schedule III

                         Locations of Place of Business

28819 Franklin Road
Southfield, Michigan 48034